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                                                                      EXHIBIT 21

IMAX CORPORATION
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Significant and other major subsidiary companies of the Registrant at December
31, 1997 were:

Name of Subsidiary                      Jurisdiction of    Percentage held
------------------                      ---------------    ---------------
                                        Organization         by Registrant
                                        ------------         -------------

David Keighley Productions 70MM Inc.    Delaware                      100%
Sonics Associates, Inc.                 Alabama                        51%
Oxmoor Corporation                      Alabama                        49%
Ridefilm Corporation                    Delaware                      100%
1236627 Ontario Inc.                    Ontario                       100%
Imax Japan Inc.                         Japan                         100%
Imax Entertainment Pte.Ltd.             Singapore                     100%
Imax (Netherlands) B.V.                 Netherlands                   100%
Imax U.S.A. Inc.                        Delaware                      100%